February 1, 2013

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by One (1) American Depositary
Receipts representing ten (10) Ordinary
Shares of
North Australian Diamonds Limited (Form F6
File No. 3370904)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name for North Australian
Diamonds Limtied.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for North Australian Diamonds Limtied

The Prospectus has been revised to reflect the new name, and has been overstampted with:

Effective February 6, 2013 the Companys
name changed to Merlin Diamonds
Limited

Please contact me with any questions or
comments at 212 8152276



Violet Pagan
The Bank of New York Mellon  ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)








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